Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Highpower International, Inc. and subsidiaries (the “Company”) on Form S-8 (File No.333-157443) and the Registration Statement on Form S-3 (File No. 333-168473) of our report dated March 30, 2012, with respect to our audit of the consolidated financial statements of the Company as of December 31, 2011 and for the year ended December 31, 2011, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Marcum Bernstein & Pinchuk

New York, New York

May 01, 2012